UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 19, 2021

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 19, 2021, Twist Bioscience Corporation (“Twist”) entered a Merger Agreement, dated as of November 19, 2021 (the “Merger Agreement”), by and among Twist, Nautilus Acquisition Sub, Inc., AbX Biologics, Inc. (d/b/a Abveris) (“Abveris”) and Shareholder Representative Services LLC (“SSR”) whereby Twist will acquire Abveris (the “Merger”). The total purchase consideration in connection with the Merger of up to $190 million includes $150 million in consideration to be issued at the closing of the transaction, consisting of shares of Twist $0.00001 par value common stock (“Twist Common Stock”) at the applicable price per share and up to $10 million in cash, subject to customary adjustments for cash, net working capital, outstanding indebtedness and unpaid transaction expenses, and up to $40 million shares of Twist Common Stock, to be issued contingent on and subject to Abveris achieving an internal revenue target for the calendar year 2022. The applicable price per share of Twist Common Stock is the average per share closing sale price of Twist Common Stock for the 30 consecutive trading day period prior to and including the date that is two trading days immediately preceding the closing date of the Merger, subject to a minimum price per share of $106.10 and a maximum price per share of $129.68.

The shares of Twist Common Stock to be issued by Twist in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Such securities will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder as transactions not involving a public offering. Such securities will only be issued to “accredited investors” as that term is defined in Rule 501(a) of Regulation D. The offer and sale of such securities will be made without any general solicitation or advertising.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 22, 2021 titled “Twist Bioscience Enters into Definitive Agreement to Acquire Abveris, Bolstering Biopharma Capabilities.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	Twist Bioscience Corporation

/s/ William E. Solis
William E. Solis
Senior Director, Corporate Counsel and Assistant Secretary